EXHIBIT 99.2

Zoned Properties Selected by Indoor Harvest to Explore Research and Development Projects in Arizona, Colorado, and Texas

SCOTTSDALE, AZ. and HOUSTON, TX. -- October 18, 2017 /PRNewswire/ -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop and lease sophisticated, safe and sustainable properties in emerging industries, including the licensed medical marijuana industry, and Indoor Harvest Corp. (OTCQB: INQD), a developer of personalized cannabis medicines and a provider of advanced cultivation methods and processes, today announced the two companies have entered into a Binding Letter of Intent outlining three independent agreements to complete research and development projects for licensed medical marijuana facilities to be located in Tempe, Ariz., Parachute, Colo. and Stockdale, Texas or other location to be determined after approval of a provisional license under the Texas Compassionate Use program.

“Zoned Properties has spent years establishing best practices for the development of licensed medical marijuana facilities that can support the research and operational projects Indoor Harvest intends to complete over the next few years,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties. “We believe the synergies between Indoor Harvest’s advanced cultivation technologies and our property development expertise could be leveraged to establish premier facilities for cultivation research and licensed medical marijuana operators.”

“The transition of our business operations to producing cannabis for research and pharmaceutical development is progressing rapidly,” commented Rick Gutshall, Interim-Chief Executive Officer and Chief Financial Officer of Indoor Harvest. “The intended agreements for research and project development with Zoned Properties provides us with a formal structure for taking the next steps in executing our plans for research facilities across the Country.”

Under the terms of the Binding Letter of Intent, the two companies will work together to mutually agree upon terms, provisions and obligations of three simultaneous, independent agreements.

•	Tempe Agreement – an agreement for the development and installation of a research cultivation site utilizing Indoor Harvest’s cultivation technology and equipment within at most 2,500 square feet of space at Zoned Properties’ Tempe Medical Marijuana Business Park.

•	Parachute Agreement – an agreement for the development and operation of Zoned Properties’ Parachute Medical Marijuana Business Park and for Indoor Harvest to engage Zoned Properties as the exclusive Strategic Development Advisory.

•	Texas Agreement – an agreement for Indoor Harvest to engage Zoned Properties as the exclusive Strategic Development Advisory for Indoor Harvest’s anticipated future development located in Stockdale, Texas or at another location to be determined.

“While Indoor Harvest’s recent installation in Canada demonstrated the ability to integrate our aeroponic tables into existing operating infrastructure and mechanical systems, the research cultivation site in Tempe will showcase our complete patent pending process, designed from the ground up, alongside partners in HVAC and LED lighting,” stated Chad Sykes, founder and Chief of Cultivation of Indoor Harvest.

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Execution of any of the three individual agreements is subject to, among other things, satisfactory due diligence and the negotiation and execution of definitive agreements, each of which will contain customary representations, warranties, covenants and closing conditions. There is no assurance that any or all of the agreements will be executed.

The Binding Letter of Intent includes a one-time, non-refundable payment of $25,000 by Indoor Harvest to Zoned Properties. The payment is consideration for entering into the Binding Letter of Intent and represents a 10% deposit to be applied towards the assignment of the Parachute Development Rights which have been valued at $250,000 within the Binding Letter of Intent.

About Zoned Properties, Inc. (OTCQX: ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and property value. Zoned Properties targets commercial properties that can be acquired and re-zoned for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

About Indoor Harvest Corp. (OTCQB: INQD):

Indoor Harvest Corp. is a developer of personalized cannabis medicines, and a provider of advanced cultivation technology, methods and processes. Indoor Harvest provides the cannabis industry production platforms for building integrated agriculture (BIA) production. Indoor Harvest’s patent pending aeroponic methods allow for the production of chemically consistent, contaminate free cannabis, economically at scale.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the respective companies’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the respective companies’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the respective companies’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Each of Zoned Properties and Indoor Harvest assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas

Managing Partner

Hayden IR

Tel (646) 536-7331

brett@haydenir.com

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